EXHIBIT 10.10

                               FIRST AMENDMENT TO
                ANCHOR FINANCIAL CORPORATION, THE ANCHOR BANK AND
                        THE ANCHOR BANK OF NORTH CAROLINA
                       INCENTIVE STOCK OPTION PLAN OF 1996


         The Anchor Financial Corporation, The Anchor Bank and The Anchor Bank of North Carolina Incentive Stock Option Plan of 1996 (the "Plan") is hereby amended as follows:

1.       Section 5(c) is amended to read as follows:

                  (c) Payment in full of the Option price for shares purchased pursuant to an Option shall be made upon exercise of the Option (in whole or in part) and shall be made in cash or with shares of previously owned Common Stock at their fair market value on the exercise date.

2. The Incentive Stock Option Agreement referred to in Section 5 of the Plan and attached as Exhibit A shall be amended as set forth in the Incentive Stock Option Agreement attached hereto as Exhibit A. The Incentive Stock Option Agreements issued prior to the adoption of this Amendment, which provides for the grant of options that have not been exercised, may be amended to comply with the revised form of Agreement in Exhibit A and options issued under this Plan after the adoption of this Amendment shall be in compliance with Exhibit A with such additional terms and conditions as determined by the Committee.

3. The remaining provisions of the Plan shall continue in full force and effect.

         The above Amendment was duly adopted by the Board of Directors of Anchor Financial Corporation and The Anchor Bank (for The Anchor Bank and as successor in interest to The Anchor Bank of North Carolina) and is effective as of the 8th day of December, 1997.


                                                /s/
                                               Secretary of
                                               Anchor Financial Corporation


                                                /s/
                                               Secretary of The Anchor Bank